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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                  Form 8-K/A
                                Amendment No. 1



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                May 16, 2002
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               (Date of Report: Date of earliest event reported)


                           DND Technologies, Inc.
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           (Exact name of registrant as specified in its charter)


          Nevada                 333-42936               87-0631750
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)


            375 E. Elliot Road, Building 6, Chandler, Arizona 85225
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                    (Address of principal executive office)



Registrant's telephone number, including area code: (480) 558-4426
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                              Zurickirch Corp.
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        (Former name or former address, if changed since last report)














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                   ITEM 1. Changes in Control of Registrant

     Under the terms and conditions of an agreement and plan or reorganization, on August 2, 2002, DND Technologies, Inc., a Nevada corporation, formally called Zurickirch Corp. ("DND") acquired the business of Aspect Semiquip International, Inc., an Arizona corporation ("ASI"). Under the terms of the reorganization agreement, DND exchanged 18,000,000 shares of its common stock for all of the issued and outstanding shares of ASI. ASI will continue to operate its business as a wholly owned subsidiary of DND.
The determination of the amount of shares to be issued to ASI was based on arms length negotiations between the parties and a review of ASI's business versus DND's business. No independent valuations were performed and the final number of shares to be issued were, in many ways, based on the respective companies management's beliefs on what would be acceptable to both sides going forward and not on empirical data or formulas. Neither of the companies, nor their officers or directors had any prior dealings or contacts. All negotiations were handled by management of the respective companies.

     At the time of the stock exchange, ASI had one shareholder, Douglas Dixon, who received all 18,000,000 shares. Immediately following the closing of the reorganization agreement, there were 22,000,000 shares of DND outstanding. The 18,000,000 shares of Mr. Dixon represents 81.8 percent of the current outstanding shares of DND. Based on Mr. Dixon's share ownership and position as president and director of DND, he has assumed control of DND.

     The officers, directors and nominees of ASI also replaced the officers and directors of DND. As required by the terms of the reorganization agreement, John Chris Kirch, the president and director of DND submit his resignation as a director and officer. DND's new management has asked Mr. Kirch to remain a member of the board of directors of DND. Mr. Kirch has agreed to stay a director. Mr. Kirch was originally requested to resign as part of the reorganization to allow the management of ASI to assume control of DND. There were no disputes between Mr. Kirch and DND.

     Under the terms of the reorganization agreement, Mr. Kirch was to cancel 6,225,000 shares of his common stock. This requirement was to be modified in the addendum to the reorganization agreement to reflect an error in the original agreement. Mr. Kirch, pursuant to the negotiations between DND and ASI was to cancel 6,000,000 shares not 6,225,000 shares. Although this provision was erroneously omitted in the amended reorganization agreement, Mr. Kirch canceled the 6,000,000 shares.

     With the delay in closing the reorganization agreement, the parties felt the reorganization agreement needed to be amended to reflect the current position of the companies and to correct some of the items erroneously stated in the initial agreement. The changes to the reorganization agreement corrected the capitalization amounts for ASI and removed the shareholder meeting and redemption requirements for ASI. The initial agreement called for ASI to hold a shareholders meeting and to complete the redemption of certain shares. Since ASI had already reached an agreement with its only other shareholder, besides Mr. Dixon, to purchase his shares, there was no need to have the redemption feature or shareholder meeting requirement.

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     ASI also had some changes which could have been deemed material to DND and allowed DND to possible back out of the reorganization agreement. After a review of the material changes in ASI, management of DND decided to proceed with the acquisition of ASI and the parties agreed to modify the reorganization agreement to acknowledge these events. Accordingly, the sections of the reorganization agreement dealing with no adverse changes and material defaults on the part of ASI were modified. These sections were modified since ASI had informed DND that ASI's $1,200,000 line of credit with Merrill Lynch was not being renewed as of July 31, 2002. Since the line of credit was not renewed, and DND did not have funds to repay the $1,200,000, DND was technically in default on the amount owed Merrill Lynch as of July 31, 2002. ASI is trying to locate another lender. Until another lender is located or additional funds become available to repay the $1,200,000, ASI will remain in default on this loan. The credit line with Merrill Lynch was secured by ASI's inventory and receivables. Merrill Lynch has not yet made an effort to collect on the note and is assisting in locating other lenders. No assurance can be given, however, that Merrill Lynch will not move to collect on the note which would cause severe cash problems for ASI.

     ASI also notified DND it was not going to pay off, prior to the acquisition, a $174,000 note to a former shareholder as originally planned. The note is secured by shares of ASI's unissued common stock. The security interest or lien is structured to allow the note holder to receive one third ownership of ASI if ASI defaults on the note. The note requires a $25,000 quarterly payment until the note is paid off. ASI is current on all payments on the note. If ASI was unable to repay the note, DND's ownership interest in ASI could be diluted by one third. Although the parties modified the reorganization agreement, no change was made to the shares to be issued ASI since management of the respective companies deemed the overall business of ASI had not changed. The loan default and risk of a default on the shareholder loan were deemed items that would be corrected over time and not affect ASI's ongoing business.

     There are no agreements or other arrangements for a change of control or voting agreements involving DND currently existing.

     On July 1, 2002, Mr. Kirch received an option to purchase 2,000,000 shares of common stock at an exercise price of $1.00 per share. The option is for a period of five years.

                ITEM 2.  Acquisition or Disposition of Assets

     As set forth in Item 1, DND has acquired ASI in a stock exchange. Going forward, ASI's business will be the primary business of DND. Additionally, the officers and directors of ASI will assume the management of DND, with John Chris Kirch remaining a director.

     ASI is an Arizona corporation formed in 1990. ASI is a manufacturer of proprietary capital equipment used primarily by the manufactures of computer chips, as well as a manufacturer and supplier of spare parts and contract services to the semiconductor industry. ASI has developed its two product lines to be able to alleviate the cyclical nature of the contract equipment business. By offering spare parts and contract services, ASI is able to keep a steady revenue stream not subject to the cyclical nature of contract manufacturing in the semiconductor industry.

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     Presently, ASI's focus is on contact manufacturing for AutoEtch, Dryteck and Rainbow/TCP capital equipment, including related spare parts and consumables. Previously, these machines were developed and manufactured by LAM Research. These machines are used in the manufacturing process for computer chips.

     In addition to supplying equipment and spare parts for the AutoEtch, Dryteck and Rainbow/TCP product lines, ASI is finishing the development of a new ultra-deep trench plasma tech system for which the intended customer base is the micro electrical mechanical systems market.

     ASI's facilities consist of 25,000 square feet in Chandler Arizona, and 11,000 square feet in Richardson, Texas. The Chandler facility is the primary location for the production and refurbishment of systems as well as spare parts and assemblies. The Chandler facility also serves as DND's corporate offices. The Richardson facility houses a warehouse and factory. Present monthly rent is approximately $20,000 per month. Management believes current facilities are adequate for current and future needs. ASI employs 43 people in its Chandler, Arizona and Richardson, Texas facilities.

     Set forth below are biographies on the new members of DND's officers and directors:

     Douglas Dixon, age 59, is the CEO and Chairman of the Board of DND. Mr. Dixon began his career in the semiconductor capital equipment industry with Fairchild Semiconductor in 1966 . Mr. Dixon later worked for Applied Materials prior to co-founding Gemini Research, a chip-gear firm that was acquired by Lam Research in 1988. Mr. Dixon stayed on with Lam Research for two years and in 1990 founded ASI.

     Paul Gallo, age 47, is the Chief Financial Officer of DND. Prior to joining ASI in May 2000, Mr. Gallo was the president of First U.S. Securities, Inc., a financial service and merger and acquisition firm in Arizona, for 19 years.

     Lowell Giffhorn, Director, has served as Chief Financial Officer for Patriot Scientific since 1996. In August 1999, Lowell was appointed to Patriot Scientific's board of directors. Patriot Scientific is located in San Diego and develops intellectual property associated with embedded technology. Prior to joining Patriot Scientific, Mr. Giffhorn was the chief financial officer for Sym-Teck Systems, Inc., and Vice President of Finance for its successor Sym-Tek, Inc.,

     Ernie L. Recsetar, Director, is, and has been since 1995, the Chief executive officer and President of Stirling Capital Corporation. From 1990 to 1995, Mr. Recsetar served as the general counsel to Greyhound Financial Corporation. Mr. Recsetar also served as general counsel to Heller Financial in Chicago, tax attorney with Arthur Young and Company and corporate attorney with McBride and Baker in Chicago. Mr. Recsetar received his Juris Doctorate and Masters of Business Administration from Emory University in Atlanta Geogia, Bachelor of Science in Business Administration from the University of Illinois and Masters of Law of Taxation (LLM) from Kent College of Law, Chicago.

     Messrs. Giffhorn and Recsetar are independent directors and were not associated with DND nor ASI prior to their appointment to the board of directors.

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                 ITEM 7.  Financial Statements and Exhibits


(c)     Exhibits:



Exhibit No.   SEC Reference No.        Description
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99.01              99              Agreement and Plan of Reorganization
99.02              99              Amended Agreement and Plan of
                                   Reorganization




                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                          DND Technologies, Inc.


                                          By: /s/
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Date: September 25, 2002                     Paul Gallo, Chief Financial
                                             Officer